Exhibit 23.4

DEGOLYER AND MACNAUGHTON

5001 SPRING VALLEY ROAD

SUITE 800 EAST

DALLAS, TEXAS 75244

June 27, 2007

Venoco, Inc.

370 17th Street

Suite 3900

Denver, Colorado 80202

Ladies and Gentlemen:

We consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton, and to the incorporation by reference of the Annual Report on Form 10-K of Venoco Inc. in the Registration Statement on Form S-8 of Venoco Inc. dated on or about June 27, 2007.

Very truly yours,

/s/ DeGOLYER AND MacNAUGHTON

DeGOLYER and MacNAUGHTON